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                                                                     EXHIBIT 4.7



                                 1993 EMPLOYEE


                               STOCK OPTION PLAN


                                  JUNE 4, 1993






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                          MET-COIL SYSTEMS CORPORATION
                             1993 STOCK OPTION PLAN

                               TABLE OF CONTENTS

ITEM #     ITEM DESCRIPTION
------     ----------------
1                Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

2                Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

3                Number of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

4                Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

5                Grant of Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

6                Terms and Conditions of Stock Options  . . . . . . . . . . . . . . . . . . . . . .
6.1              Exercise Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
6.2              Term of Option and Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . .
6.3              Exercise of Stock Option and Payment of Shares   . . . . . . . . . . . . . . . . .
6.4              Non-Transferability of Options   . . . . . . . . . . . . . . . . . . . . . . . . .
6.5              Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
6.6              Death, Disability or Retirement of Optionee  . . . . . . . . . . . . . . . . . . .

7                Special Rules of Incentive Stock Option  . . . . . . . . . . . . . . . . . . . . .
7.1              Limitation of Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.2              Ten Percent Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .

8                Adjustment in Event of Changes in Capitalization   . . . . . . . . . . . . . . . .

9                Rights of Stockholder, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .

10               Term of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

11               Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12               Termination or Amendment of the Plan   . . . . . . . . . . . . . . . . . . . . . .

13               Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

14               Approval of Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .

15               Indemnification of Committee   . . . . . . . . . . . . . . . . . . . . . . . . . .

16               Application of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

17               No Obligation to Exercise Option   . . . . . . . . . . . . . . . . . . . . . . . .






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                             1993 STOCK OPTION PLAN


    1. PURPOSE. The purpose of the 1993 Stock Option Plan (the "Plan") of Met-Coil Systems Corporation (the "Company") is to advance the interest of the Company and its stockholders by providing key employees of the Company and its subsidiaries, upon whose judgment, initiative and efforts the success of the Company's business largely depends, with an additional incentive to continue their efforts on behalf of the Company by providing them with an opportunity to acquire a stake in the future of the Company-Options issued under the Plan ("Options") will entitle the holders thereof to purchase Common Stock of the Company, par value $.01 ("Common Stock'), and will be either: (a) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (such options to be referred to herein as "ISOs" and in materials related to the Plan as "ISOs" or "Qualified Stock Options"), or (b) options that are not intended to be ISOs, (referred to herein as "NSOs" and in materials related to the Plan as "NSOs" or "Nonqualified Stock Options" or "Nonstatutory Stock Option"); provided that an option that is not specifically designated as an ISO or an NSO shall be an ISO.


    2. PARTICIPATION. Participants in the Plan will be those individuals selected by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"), in its sole discretion, on the basis of their ability to affect major decisions and actions that influence the profitable growth and development of the Company and its subsidiaries, and such other factors as the Committee shall deem appropriate. Recipients of Options ("Optionees") must be employees of the Company or its parent or subsidiary corporations (within the meaning of Section 424(f) of the Code). An Optionee may hold more than one Option, but only on the terms and subject to the restrictions hereinafter set forth.


    3. NUMBER OF SHARES. The total number of shares of Common Stock reserved for distribution under the Plan will be 300,000 shares, subject to adjustment pursuant to Section 8 of the Plan. Shares of Common Stock issued under the Plan may be




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either authorized but unissued shares or shares previously issued and reacquired by the Company. If and to the extent that Options are granted under the Plan, the maximum number of shares available for future grants shall be reduced by the number of shares with respect to which Options have been granted; if and to the extent Options granted under the Plan terminate, expire or are canceled without such Options having been exercised, such terminated, expired or canceled Options shall be added back to the maximum number of shares then available for the granting of future Options under this Plan.

    4.     ADMINISTRATION.   The Plan shall be administered by the Compensation
Committee of the Company's Board of Directors or those members of the Committee that satisfy the requirements for disinterested administration described in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"). A majority of such members of the Committee acting at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of such members of the Committee, shall be valid acts of the Committee. The Committee is authorized, subject to provisions of the Plan, to establish such other rules and regulations as it deems necessary to the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Options as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all optionees and on their legal representatives and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith in respect to the Plan or any option granted under it

    5.     GRANT OF STOCK OPTIONS.   Options may be granted to eligible persons
in such number and at such times during the term of this Plan as the Committee shall determine.

    6. TERMS AND CONDITIONS OF STOCK OPTIONS. All Options granted under the Plan shall be evidenced by a written agreement executed by the Company and the Optionee and shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:





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    6.1    EXERCISE PRICE. The exercise price per share with respect to each
Option shall be determined by the Committee at the time of grant, but may not be less than the then Fair Market Value. If the Committee does not establish an exercise price, at the time of grant, an Option shall have an exercise price equal to such Fair Market Value except as provided in Section 7.2.

    6.2    TERM OF OPTION AND VESTING.   Each Option shall become exercisable
on a schedule, and subject to such conditions (including conditions related to the performance of the Company or the Optionee that are designed to motivate and reward achievement) determined by the Committee at the time of grant, provided that (except as provided below in connection with a change in control) no Option may be exercisable, in full or in part, prior to the first anniversary of its date of grant. If the Committee does not establish a vesting schedule at the time of grant, an Option shall become exercisable with respect to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of grant so that it is fully exercisable from and after such fourth anniversary. Each Option shall remain exercisable for a term determined by the Committee at the time of grant, provided, however, that no Option shall expire later than ten (10) years from the date of grant. Notwithstanding any provision to the contrary, if a Change in Control of the Company occurs, all Options shall immediately become exercisable. A "Change in Control" shall be deemed to have occurred if:

    (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or





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    (b)    during any period of twenty-four (24) consecutive months,
individuals who at the beginning of such period constitute, the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (a) or (c)) whose election of the Board of Directors of the Company or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

    (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the stockholders of the Company approve a plan of complete liquidation of the Company, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

    (d) the Committee, in its sole discretion, determines that a Change in Control of the Company has occurred.

    6.3 EXERCISE OF STOCK OPTION AND PAYMENT FOR SHARES. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor. Payment of the purchase price shall be made by presentment in any of the three following forms (or any combination thereof); cash; check (either the personal check of the Optionee, whether certified or not, or a bank check); or shares of Common Stock (whose value for such purpose shall be their Fair Market Value on the date the exercise notice is received, computed in accordance with Section 11 of the Plan). Notwithstanding the foregoing, shares of Common Stock may be used as payment by an individual subject to Section 16 of the Act only to the extent that such





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action would be exempt pursuant to Rule 16b-3 thereunder. Shares of the Common
Stock used in connection with payment as herein described may not be shares obtained pursuant to Options granted under the Plan unless such shares have been held for at least two years from date of granting of the option and one year from date of transfer of these shares to Optionee. Any person exercising an Option shall make such representations and agreement and furnish such information as the Board may in its discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act of 1933, as amended, and any other applicable legal requirements. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, are necessary or desirable in connection with the issue or purchase of the shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Upon the determination by the Board that any of the above listings, registrations, qualifications, consent or approvals are necessary or desirable, the Company shall undertake its best efforts to obtain same. The Optionee shall have no rights against the Company if the Option is not exercisable by virtue of the foregoing provision.

    6.4 NON-TRANSFERABILITY OF OPTIONS. No stock granted under the Plan shall be transferable by the Optionee other than by will or the law of descent and distribution and such option shall be exercisable, during his lifetime, only by the Optionee, and after such Optionee's death, only pursuant to the provisions of Section 6.6 hereof.

    6.5 TERMINATION OF EMPLOYMENT. Upon termination of an Optionee's service as an employee for any reason other than retirement at or after an age that would qualify the Optionee for full vesting under a retirement plan of the Company that is qualified under Section 401(a) of the Code ("Retirement"), death, total and permanent disability, or termination for cause, his Options shall be exercisable only as to those shares of Common Stock that were immediately purchasable by him at the date of such termination and only for a period of three months after the date of termination,





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but not beyond the original expiration date of such Options. If an Optionee's services as an employee is terminated for cause, all rights under his Options shall expire upon such termination. The Committee shall determine the reason for termination of the Optionee's employment and its determination shall be binding and conclusive.

    6.6 (a) Death, Disability or Retirement of Optionee. Upon the death of an Optionee, whether during his period of service as an employee or during the three month period referred to in the first sentence of Section 6.5, his Options shall be exercisable by his legal representatives or beneficiaries only as to those shares of Common Stock that were immediately purchasable by him at the time of his death and only for a period of twelve (12) months after the date of his death, but not beyond the original expiration date of such Options.

    6.6 (b) If an employee is terminated due to disability or retirement (as that term is defined in Section 105(d)(4) of the Code), his Options shall be exercisable by him as to those shares of Common Stock that were immediately purchasable by him at the time of his termination and only for a period of twelve (12) months following such termination, but not beyond the original expiration date of such Options.

    7.     SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

    7.1 LIMITATION ON AMOUNTS. The aggregate Fair Market Value (determined with respect to each ISO as of the time such ISO is granted) of the capital stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under the Plan or any other plan of the Company or the parent of any subsidiary of the Company) shall not exceed $100,000.

    7.2 TEN PERCENT STOCKHOLDERS. If the recipient of an ISO owns (within the meaning of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company or its parent or subsidiary then the exercise price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to such ISO on the date of grant and such Option may not be exercisable five years after the date of grant.





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    8.     ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION.  In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee shall make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan and, with respect to outstanding stock options, in the number and kind of shares covered thereby and in the option price.

    9. RIGHTS OF A STOCKHOLDER, ETC. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuances of such shares, and nothing in this Plan or any option granted pursuant hereto shall confer on any person any right to continue in the employ of the Company or to continue to perform services for the Company or interfere in any way with the right of the Company to terminate his service as an employee at any time.

    10. TERM OF PLAN. This Plan shall terminate and no Options shall be granted thereunder following a date ten (10) years following the date of enactment of this Plan by the Board of Directors, or the date this plan is approved by the stockholders, whichever is earlier. Notwithstanding the foregoing, Options granted prior to the date of the termination of the Plan may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

    11. FAIR MARKET VALUE. The term "Fair Market Value" as used herein shall mean the closing price of a share of Common Stock, but without consideration of any restrictions contained herein, on the principal securities exchange on which the Common Stock is traded on the relevant date (or on the next preceding date on such stock was traded if no shares of Common Stock were traded on the relevant date), or if the Common Stock is not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock, without consideration of restrictions placed on the stock issued under this Plan, in the over-the-counter market on the relevant date or on the next preceding date on which such a high bid and low asked prices were recorded, as reported by the National Association of Securities Dealers, Inc. If the Common Stock of the Company is not traded on a securities exchange or in the over-the-counter market





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Fair Market Value shall be determined by the Committee, which may seek appraisals by qualified independent appraisers as it deems appropriate. Any qualified and independent appraisers appointed shall be paid for their services by the Company.

    12. TERMINATION AND AMENDMENT OF THE PLAN. The Board may, at any time and from time to time, terminate, modify or amend the Plan in any respect, provided however, that unless also approved or ratified by the stockholders of the Company, any such modification or amendment shall not (except as provided in Section 8 hereof): (i) materially increase benefits (within the contemplation of Rule 16b-3 under the Act); (ii) increase the maximum number of shares for which options may be granted under the Plan: (iii) reduce the option price at which Options may be granted; (iv) extend the period during which Options may be granted or exercised beyond the times originally prescribed; or
(v) change the persons eligible to participate in the Plan. No such termination, modification or amendment may materially and adversely affect the rights of an Optionee under an outstanding Option.

    13. NOTICES. All notices, requests and other documents to be given hereunder by any party hereto shall be in writing and shall be either delivered personally upon which delivery the recipient shall deliver a receipt therefor in writing, signed and dated by the recipient, or mailed by registered or certified mail, return receipt requested, to the appropriate party. Any such notice, request or other document shall be deemed received at the time of personal delivery or three business days after it is so mailed.

    14. APPROVAL OF STOCKHOLDERS. The Plan shall only be effective provided the holders of a majority of the shares of Common Stock present in person or by proxy at a duly constituted meeting of stockholders approve the Plan, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board.

    15. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors, the members of the Committee be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action,





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suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amount paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding in which such Committee member is found liable in connection with the performance of his duties (unless the conduct or inaction giving rise to liability constitutes willful misconduct or gross negligence); provided that within sixty
(60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

    16. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of stock pursuant to Options will be used for general corporate purposes.

    17. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such option, nor shall the granting of such Option be construed to guarantee employment to the Optionee.